EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333‑257461) of Perficient, Inc. of our report dated June 26, 2024, related to the financial statements and supplemental schedules of The Perficient, Inc. 401(k) Employee Savings Plan which appears in this Form 11-K.

/s/ Armanino, LLP

St. Louis, Missouri
June 26, 2024